Exhibit 10.3

SECOND AMENDMENT TO FOURTH AMENDED AND RESTATED LEASE

Amendment Date:	August 7, 2017

Landlord:	DriveTime Car Sales Company, LLC,
An Arizona limited liability company

Tenant:	Carvana, LLC and Carvana Shipping & Delivery, LLC,
each, an Arizona limited liability company

Premises:	As defined in Section 1.1 to the Lease and as depicted in
the applicable Exhibit(s) attached thereto

RECITALS:

The Parties acknowledge that the following recitals are true and correct and are a material part of this Second Amendment (this “Amendment”) to Lease:

A.    Landlord leases the Premises to Tenant pursuant to that certain Lease Agreement by and between Landlord and Tenant dated November 1, 2014, as amended by that certain Amended and Restated Lease Agreement dated March 15, 2015, as amended by that certain Second Amended and Restated Lease Agreement dated July 1, 2015 (as modified August 17, 2015), as amended by that certain Third Amended and Restated Lease Agreement dated March 18, 2016, as amended by that certain Fourth Amended and Restated Lease Agreement dated February 24, 2017, as amended by that certain First Amendment to Fourth Amended and Restated Lease Agreement dated March 31, 2017 (the “Lease”).

B.    Landlord and Tenant desire to modify the Lease as set forth herein, which shall constitute the Second Amendment to the Lease (“Second Amendment” or “Amendment”)

AGREEMENT:

NOW, THEREFORE, in consideration of the acknowledgments, representations, warranties, and covenants of the Parties stated herein, Landlord and Tenant hereby mutually agree to amend the Lease as follows:

1.
Incorporation of Recitals; Capitalized Terms. The recitals set forth above are deemed to be true and accurate in all respects and are hereby incorporated into this Amendment by this reference. Capitalized terms used in this Second Amendment shall have the same meanings as ascribed to them in the Lease, unless otherwise defined in this Amendment.

2.
Orlando Hub Site Expiration Date.    Exhibit A to the Lease shall be modified to reflect that Landlord has consented to Tenant designating the Orlando Hub a Renewal Hub such that the Orlando Hub lease term shall extend one additional year from the prior expiration date of August 2, 2017. As a result, the Expiration Date for the Orlando Hub shall be August 1, 2018. Base Rent for the term commencing August 1, 2017 and expiring August 1, 2018 shall be in an amount which is 2% more than the Base Rent due before such increase; subject to and provided that Tenants Expected Share of Property at the Orlando Hub shall now be 1.8% due to Tenants reduced utilization of such Property.

3.	Multi-Car Hauler Storage. Tenant acknowledges and agrees that Tenant shall not be permitted to store Multi-Car Hauler vehicles at the Orlando Hub site.

4.
Miscellaneous. Except as modified by this Amendment, the Lease remains in full force and effect and is hereby ratified and affirmed by Landlord and Tenant. This Amendment evidences the entire agreement among the parties regarding the subject matter hereof. In the event of any conflict between the terms of the Lease and the terms of this Amendment, the terms of this Amendment shall govern and control.

5.
Counterparts. This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall constitute a duplicate original, but all counterparts together shall constitute a single agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties acknowledge their receipt, review, understanding, and acceptance of this Amendment, effective as of the Amendment Date.

Landlord:	DriveTime Car Sales Company, LLC
an Arizona limited liability company

	By:	/s/ Jon D. Ehlinger
	Name:	Jon D Ehlinger
	Title:	Manager

Tenant:	Carvana, LLC
an Arizona limited liability company

	By:	/s/ Paul Breaux
	Name:	Paul Breaux
	Title:	Vice President

Tenant:	Carvana Shipping & Delivery, LLC
	By:	/s/ Paul Breaux
	Name:	Paul Breaux
	Title:	Vice President